EXHIBIT 10.2

PSIVIDA CORP.

2016 LONG TERM INCENTIVE PLAN

DEFERRED STOCK UNIT AGREEMENT

COVER SHEET

pSivida Corp., a Delaware corporation (the “Company”), hereby grants an Award of deferred Stock Units to the Participant named below (the “DSUs”). Each DSU represents the right to receive one share of common stock of the Company, par value $0.001 per share (the “Common Stock”), subject to the terms and conditions set forth on this Cover Sheet and in the attached Deferred Stock Unit Agreement (together, the “Agreement”), as well as in the Company’s 2016 Long Term Incentive Plan (as amended from time to time, the “Plan”).

Participant Name:

Grant Date:

Number of Shares of Common Stock Underlying the DSUs:

Vesting Schedule: 100% of the DSUs shall vest on the first anniversary of the Grant Date, subject to the Participant’s continued service on the Board through such date.

By the Participant’s signature below, the Participant agrees to all of the terms and conditions described in the Agreement and in the Plan, a copy of which shall be provided on request. The Participant further acknowledges that the Participant has carefully reviewed the Plan, and agrees that the Plan shall control in the event any provision of this Agreement should appear to be inconsistent with the Plan.

Participant:		Date:
[Name]

Company:		Date:
[Name]
[Title]

Attachment

This is not a share certificate or a negotiable instrument.

PSIVIDA CORP.

2016 LONG TERM INCENTIVE PLAN

DEFERRED STOCK UNIT AGREEMENT

Deferred Stock Units	This Agreement evidences an Award of DSUs in the number set forth on the Cover Sheet of this Agreement and subject to the vesting and other terms and conditions set forth in this Agreement and in the Plan.

Vesting	The DSUs shall vest in accordance with the Vesting Schedule set forth on the Cover Sheet, subject to the Participant’s continued service on the Board through the vesting date. The Participant may not vest in more than the number of shares of Common Stock underlying the DSUs, as set forth on the Cover Sheet of this Agreement.

Termination of Service	The Participant shall immediately and automatically forfeit to the Company all of the unvested DSUs in the event the Participant’s service on the Board terminates for any reason.

Covered Transaction	In the event of a Covered Transaction, the DSUs shall be treated in the manner so provided in Section 7 of the Plan.

Change of Control

Definition	For purposes of this Agreement, the term “Change of Control” shall mean:

(A) the acquisition by any Person (defined as any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”))) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the common stock of the Company; provided, however, that for purposes of this subsection (A), an acquisition shall not constitute a Change of Control if it is: (i) either by or directly from the Company, or by an entity controlled by the Company, (ii) by any employee benefit plan, including any related trust, sponsored or maintained by the Company or an entity controlled by the Company (“Benefit Plan”), or (iii) by an entity pursuant to a transaction that complies with the clauses (i), (ii) and (iii) of subsection (C) below; or

(B) individuals who, as of the Grant Date, constitute the Board (together with the individuals identified in the proviso to this subsection (B), the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be treated as a member of the Incumbent Board unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C) consummation of a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a “transaction”), in each case unless, following such transaction, (i) all or substantially all of the Persons who were the beneficial owners of the common stock of the Company outstanding immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the outstanding common stock of the Company, (ii) no Person (excluding any entity or wholly owned subsidiary of any entity resulting from such transaction or any Benefit Plan of the Company or such entity or wholly owned subsidiary of such entity resulting from such transaction) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the transaction and (iii) at least a majority of the members of the board of directors or similar board of the entity resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction; or

(D) approval by the stockholders of the Company of a liquidation or dissolution of the Company.

Dividend Equivalents	Should any cash dividend or other cash distribution be declared and paid with respect to the shares of Common Stock during the period between the Grant Date and the date on which the DSUs are delivered as shares of Common Stock, the Company shall credit to a dividend equivalent bookkeeping account the value of such dividends or distributions that would have been paid if the outstanding DSUs at the time of the declaration of the dividend were outstanding shares of Common Stock. At the same time that the corresponding DSUs are converted to shares of Common Stock and delivered to the Participant, the Company shall pay to the Participant a lump sum cash payment equal to the value of the dividends credited to the dividend equivalent bookkeeping account that correspond to such DSUs that have become vested; provided, however, that any dividend equivalents that were credited to the Participant’s dividend equivalent bookkeeping account that are attributable to DSUs that have been forfeited shall be forfeited and not be payable to the Participant. No interest shall accrue on any dividend equivalents credited to the Participant’s dividend equivalent bookkeeping account.

Evidence of Issuance	The issuance of shares of Common Stock with respect to the DSUs shall be evidenced in such a manner as the Administrator, in its discretion, deems appropriate, including, without limitation, book-entry registration or delivery of stock certificates.

Delivery	Delivery of the shares of Common Stock underlying the Participant’s vested DSUs shall be made as soon as practicable (but in no event later than thirty (30) days) following the Participant’s termination of service on the Board. Notwithstanding the foregoing, if, prior to the Participant’s termination of service on the Board, a Change of Control (as defined above) occurs and such Change of Control constitutes a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company, in each case as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder), then all of the shares of Common Stock underlying the Participant’s vested DSUs shall be delivered as soon as practicable (but in no event later than thirty (30) days) following the occurrence of the Change of Control.

Withholding	In the event that the Company determines that it is required to withhold foreign, federal, state or local tax as a result of the vesting of the DSUs, the delivery of the shares of Common Stock underlying the DSUs or the payment of dividend equivalents pursuant to this Agreement, the Participant, as a condition to such vesting, delivery of shares of Common Stock or payment of dividend equivalents, as applicable, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. Satisfactory arrangements shall include share withholding and/or delivery of previously owned shares of Common Stock in an amount equal to the applicable withholding or other taxes due; provided; however, that no shares of Common Stock shall be withheld with a value in excess of the maximum statutory rates for the applicable jurisdictions or such greater amount as would not result in adverse accounting consequences to the Company under FASB ASC Topic 718 (or any successor provision)). Notwithstanding the foregoing, the Company may, in its sole discretion, elect to satisfy all applicable withholding requirements by share withholding without the Participant’s consent.

Transferability	The DSUs may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred or encumbered by the Participant in any manner, except by will or by the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the DSUs, or levy of attachment or similar process upon the DSUs not specifically permitted herein, shall be null and void and without effect.

Retention Rights	This Agreement and the DSUs evidenced by this Agreement do not give the Participant the right to be retained by the Company or any Affiliate in any capacity.

Shareholder Rights	Neither the Participant nor the Participant’s estate or heirs have any rights as a shareholder of the Company until the shares of Common Stock have been delivered and either a certificate evidencing the shares of Common Stock has been issued or an appropriate entry has been made on the Company’s books. No adjustments are made for dividends, distributions, or other rights if the applicable record date occurs before a certificate is issued or the appropriate book entry is made, except as set forth above or as described in the Plan.

Recovery of Compensation	Notwithstanding anything to the contrary in this Agreement, the Participant acknowledges and agrees that the Administrator shall have the right to cause the Participant to forfeit and disgorge to the Company the DSUs (whether or not vested) and any shares of Common Stock acquired by, or dividend equivalents paid to, the Participant pursuant to the DSUs, with interest and other related earnings, as the Administrator in its discretion shall determine, (A) if the Participant violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which the Participant is bound, or (ii) any Company policy applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan, and (B) to the extent required by law or applicable stock exchange listing rules, including, without limitation, Section 10D of the Exchange Act and any related Company policy. The Participant agrees to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement required hereunder. Neither the Administrator nor the Company nor any other person, other than the Participant and the Participant’s permitted transferees, if any, shall be responsible for any adverse tax or other consequences to the Participant or the Participant’s permitted transferees, if any, that may arise in connection with this paragraph.

Applicable Law	The validity and construction of this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of any other jurisdiction.

The Plan	The text of the Plan is incorporated into this Agreement.

Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the DSUs. Any prior agreements, commitments, or negotiations concerning the DSUs are superseded; except that any written confidentiality, non-competition, non-solicitation, and/or severance agreement, or any other written agreement between the Participant and the Company or any Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy	To facilitate the administration of the Plan, the Company may process personal data about the Participant. This data includes, without limitation, information provided in this Agreement and any changes to such information, other appropriate personal and financial data about the Participant, including the Participant’s contact information, payroll information and any other information that the Company deems appropriate to facilitate the administration of the Plan.

By accepting the DSUs, the Participant gives explicit consent to the Company to process any such personal data.

Code Section 409A	The grant of the DSUs under this Agreement is intended to comply with Section 409A of the Code (“Section 409A”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance with Section 409A. Notwithstanding anything to the contrary in this Agreement, the Company is not making any representation hereunder as to the particular tax treatment of the DSUs.

To the extent that the DSUs constitute “deferred compensation” under Section 409A, a termination of service occurs only upon an event that would be a “separation from service” within the meaning of Section 409A. If, at the time of the Participant’s separation from service, (i) the Participant is a “specified employee” within the meaning of Section 409A, and (ii) the Company makes a good faith determination that an amount payable on account of the Participant’s separation from service constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six (6)-month delay rule set forth in Section 409A to avoid taxes or penalties under Section 409A (the “Delay Period”), then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it in a lump sum on the first business day after the Delay Period (or upon the Participant’s death, if earlier), without interest. Each installment of DSUs that vest under this Agreement (if there is more than one installment) shall be considered one of a series of separate payments for purposes of Section 409A.

Disclaimer of Rights	The grant of DSUs under this Agreement shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to the Participant. The Participant shall have no rights under this Agreement or the Plan other than those of a general unsecured creditor of the Company. DSUs represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the Plan and this Agreement.

Notice Delivery	By accepting the DSUs, the Participant agrees that notices may be given to the Participant in writing either at the Participant’s home or mailing address as shown in the records of the Company or any Affiliate or by electronic transmission (including e-mail or reference to a website or other URL) sent to the Participant through the normal process employed by the Company or any Affiliate, as applicable, for communicating electronically with its directors.

By signing this Agreement, the Participant agrees to all of the terms and conditions described above and in the Plan.